UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2013

Affinity Gaming
(Exact name of registrant as specified in its charter)

Nevada	000-54085	02-0815199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3755 Breakthrough Way Suite 300 Las Vegas, NV	89135	(702) 341-2400
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 20, 2013, Affinity Gaming (“Affinity,” “we,” “us,” or “our”) entered into an amendment (the “Amendment”), with Marc H. Rubinstein; our Senior Vice President, General Counsel and Secretary; to the Letter Agreement, Executive Severance Agreement and Duty of Loyalty Agreement (together, the “Rubinstein Employment Agreements”), in each case dated as of February 4, 2011, by and between Affinity (formerly, Herbst Gaming, LLC) and Mr. Rubinstein.

We have attached the full text of the Amendment, which is incorporated herein by reference, as an exhibit. The information included below under Item 5.02 provides a summary of the material terms of the Amendment and is incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Amendment, among other things, (i) extends the initial term of Mr. Rubinstein's employment with Affinity to February 16, 2014, (ii) formalizes a prior increase of Mr. Rubinstein's annual base salary by $12,498.30, (iii) provides for an increase in the portion of Mr. Rubinstein's guaranteed bonus from 15% to 20% of his base salary, and (iv) provides for continued payment of Mr. Rubinstein's base salary for a minimum of six months in the event Mr. Rubinstein's employment is terminated by Affinity without “Cause” (as defined in the Rubinstein Employment Agreements) or by Mr. Rubinstein for Good Reason (as defined in the Rubinstein Employment Agreements).

The foregoing summary description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which we have attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 9.01(d) Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Affinity Gaming

Date:	March 25, 2013	By:	/s/ Donna Lehmann
		Name:	Donna Lehmann
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Letter Agreement regarding offer of employment, dated March 20, 2013, from Affinity Gaming to, and acknowledged by, Marc H. Rubinstein